Exhibit 99.1

Baxalta Announces Strong Sales and Earnings for Third Quarter Exceeding Guidance, Raises Second Half 2015 Outlook

•	Higher global demand bolsters growth for company’s leading hematology and immunology therapies

•	Successfully integrating ONCASPAR acquisition into new oncology business

•	Key milestone achievements advance pipeline toward delivering 20 new product launches by 2020

•	Preliminary 2016 guidance reflects positive sales momentum, strong operational performance, and Adjusted EPS of $2.15 to $2.25 per diluted share (GAAP EPS of $2.07 to $2.17 per diluted share)

BANNOCKBURN, Ill., Oct. 29, 2015 – Baxalta Incorporated (NYSE:BXLT) today reported strong third quarter financial results, exceeding its previously-issued sales and earnings guidance. The company also raised its outlook for the second half of 2015 and provided preliminary 2016 guidance.

“We are already delivering on our promise to patients and shareholders in the short time that we have been an independent, standalone company,” said Ludwig Hantson, chief executive officer and president. “Baxalta’s strong financial performance, increasing depth and breadth across the portfolio and meaningful pipeline achievements all validate our company’s compelling growth prospects, vision and commitment to driving shareholder value.”

Results for the Third Quarter 2015

In the third quarter, Baxalta generated net income on a GAAP (Generally Accepted Accounting Principles) basis of $309 million and earnings of $0.45 per diluted share. These results include net after-tax special items totaling $76 million, or $0.11 per diluted share, primarily for intangible asset amortization, expenses associated with the company’s separation, certain business development and collaboration-related items, and a gain from the sale of the company’s vaccines business which is classified as a discontinued operation.

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On an adjusted pro forma basis, excluding special items, Baxalta reported third quarter net income of $385 million and earnings of $0.56 per diluted share, which exceeded the company’s previously-issued guidance of $0.48 to $0.50 per diluted share. These financial results reflect positive sales momentum from across the portfolio, including meaningful sales contributions, value from new product launches, and strong operational performance.

Positive Sales Momentum Across Market-Leading Portfolio

In the third quarter, Baxalta’s worldwide revenues on a GAAP basis of $1.6 billion advanced 7 percent from the prior-year period. Excluding the impact of foreign currency, sales advanced 16 percent.

On a pro forma basis, worldwide revenues grew 4 percent. Excluding the impact of foreign currency, sales advanced 13 percent, exceeding the company’s previously-issued guidance of growth in the 8 to 10 percent range. Within the United States, sales of $841 million rose 14 percent, and international sales of $754 million declined 5 percent. Excluding foreign currency, international sales increased 12 percent.

Baxalta’s leading hematology and immunology businesses generated double-digit sales growth (excluding the impact of foreign currency) in the quarter. Hematology revenues of $935 million increased 10 percent (excluding the impact of foreign currency) as the company continues to focus on enhancing access and elevating standards of care worldwide. Key drivers of growth include heightened demand for ADVATE [Antihemophilic Factor (Recombinant)], a treatment for hemophilia A, and FEIBA [Anti-Inhibitor Coagulant Complex], an inhibitor treatment. A benefit from newly launched products, such as RIXUBIS [Coagulation Factor IX (Recombinant)] for the treatment of hemophilia B, and OBIZUR [Antihemophilic Factor (Recombinant), Porcine Sequence], for the treatment of acquired hemophilia A, also contributed to performance.

Immunology sales of $626 million advanced 13 percent (excluding the impact of foreign currency) on a pro forma basis. The company continues to capitalize on its broad and differentiated portfolio of immunoglobulin therapies, including HYQVIA [Immune Globulin Infusion 10% (Human) with Recombinant Human Hyaluronidase], and is driving strong sales of specialty biotherapeutics. Baxalta’s new oncology business, which leverages the company’s heritage and expertise in orphan diseases, recorded sales of $34 million in the quarter. This reflects the recent acquisition of ONCASPAR (pegaspargase), a marketed biologic treatment for acute lymphocytic leukemia (ALL).

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Nine-Month Sales Results

For the nine-month period, Baxalta reported worldwide revenues on a GAAP basis of $4.4 billion, which increased 3 percent from the prior-year period. Excluding the impact of foreign currency, sales advanced 11 percent.

On a pro forma basis, worldwide revenues for the nine-month period grew 2 percent, and excluding the impact of foreign currency, sales advanced 10 percent. Within the United States, sales of $2.4 billion rose 9 percent, and international sales of $2.1 billion declined 5 percent. Excluding the impact of foreign currency, international sales increased 10 percent.

Advancing Pipeline with Key Milestone Achievements

Baxalta is building a solid track record with an array of meaningful milestone achievements toward its objective of launching 20 new products by 2020.

“We continue to make progress toward our goal of achieving 20 new product launches by 2020 with a rich pipeline of promising late-stage assets, novel mechanisms of action and disruptive technologies,” added Hantson. “Successful commercial launches of these products are projected to result in approximately $2.8 billion in risk-adjusted revenues by 2020, and approximately $7 billion on a risk-adjusted basis by 2025, creating enhanced value for patients, customers and shareholders.”

Recent highlights include:

•

Approval in Canada of OBIZUR [Antihemophilic Factor (Recombinant), Porcine Sequence] for the treatment of bleeding episodes in patients with acquired hemophilia A, a very rare and life-threatening acute bleeding disorder. OBIZUR is the first recombinant porcine sequence FVIII treatment specifically designed to enable physicians to monitor treatment response by measuring FVIII activity levels in addition to clinical assessments. The company has also received a positive opinion on OBIZUR from the European Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA), and expects marketing authorization from the European Commission later this year.

•

Publication of pivotal phase III data for BAX 111 (to be marketed in the U.S. as VONVENDI) in Blood, the journal of the American Society of Hematology. The data showed 100 percent of patients treated with this highly purified

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recombinant von Willebrand factor (rVWF) candidate achieved success in the management of bleeding episodes.[1] VONVENDI is currently under review by the FDA and, if approved, would become the first recombinant replacement treatment for managing bleeding episodes for von Willebrand patients.[2]

•

FDA submission for approval of an investigational 20% concentration subcutaneous immune globulin (IGSC) treatment for primary immunodeficiencies. As Baxalta expands its immunoglobulin portfolio to address patient needs, the higher potency IG treatment is intended to offer faster infusions with less volume. The product is also under regulatory review in Europe.

•

Initiation of a pivotal phase III clinical trial in collaboration with Momenta Pharmaceuticals, Inc. (NASDAQ:MNTA) in patients with chronic plaque psoriasis for M923, a biosimilar version of HUMIRA® (adalimumab). The trial will compare the safety, efficacy and immunogenicity of M923 with HUMIRA, and the companies are targeting first regulatory submission in 2017 and first commercial launch in 2018.

•

Announcement of plans to submit a new drug application (NDA) to the FDA with partner CTI BioPharma Corp. (NASDAQ: CTIC) for pacritinib, an investigational oral kinase inhibitor with specificity for JAK2 and FLT3 for the treatment of patients with myelofibrosis, in the fourth quarter of 2015. The companies plan to request priority review for the treatment of patients with intermediate and high-risk myelofibrosis with low platelet counts of less than 50,000 per microliter (<50,000/uL) for whom there are no approved treatments.

•

Completion of the ONCASPAR leukemia portfolio acquisition from Sigma-Tau Finanziaria S.p.A. The acquisition includes ONCASPAR, a marketed biologic treatment for acute lymphocytic leukemia (ALL), the investigational biologic calaspargase pegol, and an established oncology infrastructure with clinical and sales resources.

Baxalta — Page 4

Financial Outlook for Fourth Quarter and Second Half 2015

For the fourth quarter of 2015, Baxalta expects pro forma sales growth, excluding the impact of foreign currency, of 3 to 5 percent. Including the impact of foreign currency, the company expects pro forma sales to decline 1 to 3 percent. Baxalta also expects fourth quarter 2015 adjusted earnings, before special items, of $0.55 to $0.57 per diluted share.

This guidance translates into an improved outlook for the second half of 2015, which now includes adjusted earnings, before special items, of $1.11 to $1.13 per diluted share. This is an increase from the previously communicated earnings guidance range of $1.02 to $1.04 per diluted share. Also for the second half of 2015, Baxalta now expects pro forma sales growth, excluding the impact of foreign currency, of approximately 8 to 9 percent, compared to its prior guidance of growth in the 5 to 6 percent range. Including the impact of foreign currency, pro forma sales growth is expected to be flat to up 1 percent.

For the full-year 2015, Baxalta projects pro forma sales growth, excluding the impact of foreign currency, of approximately 8 percent, compared to its prior guidance of growth in the 6 to 7 percent range. Including the impact of foreign currency, the company now expects pro forma sales in 2015 to be comparable to 2014.

Preliminary Full-Year 2016 Guidance

Baxalta is also providing preliminary guidance for full-year 2016, which includes pro forma sales growth, excluding the impact of foreign currency, of 8 to 9 percent. Including the impact of foreign currency, the company expects pro forma sales growth of approximately 7 to 8 percent. Based on strong sales momentum and operating performance, Baxalta expects adjusted earnings, before special items, of $2.15 to $2.25 per diluted share for full-year 2016.

“Baxalta has a competitive and compelling financial profile with an outlook that balances accelerating growth with attractive returns,” said Robert J. Hombach, chief financial officer and chief operations officer. “We firmly believe that our focus on orphan diseases and underserved conditions combined with numerous new product opportunities uniquely positions us to drive enhanced and sustainable value for our shareholders.”

Reconciliation of GAAP and Non-GAAP Results

The company’s guidance for earnings in the fourth quarter of 2015 excludes approximately $0.02 per diluted share of projected intangible asset amortization expense. The company’s adjusted earnings guidance for the second half excludes

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$0.13 per diluted share of special items comprising $0.11 per diluted share of special items recorded during the third quarter and $0.02 of projected intangible asset amortization expense for the fourth quarter. Reconciling for the inclusion of these items results in expected GAAP earnings of $0.53 to $0.55 per diluted share for the fourth quarter of 2015, and earnings of $0.98 to $1.00 per diluted share for the second half of 2015.

The company’s guidance for full-year 2016 excludes approximately $0.08 per diluted share of projected intangible asset amortization expense. Reconciling for the inclusion of this item results in expected GAAP earnings of $2.07 to $2.17 per diluted share.

Conference Call and Webcast Information

Baxalta will host a conference call to discuss its third quarter 2015 results on Thursday, Oct. 29, 2015, at 7:30 a.m. Central Time. To access the call, please dial 855-213-3946 (domestic) or 347-983-2217 (international). The Conference ID is 52018017. Please dial into the call several minutes in advance to allow sufficient time for the operator to connect participants. A simultaneous webcast and corresponding slide presentation may be accessed by visiting the Baxalta corporate website at baxalta.com. A replay of the webcast will be available on the website approximately two hours after the live webcast.

About Baxalta

Baxalta Incorporated (NYSE: BXLT) is a $6 billion global biopharmaceutical leader developing, manufacturing and commercializing therapies for orphan diseases and underserved conditions in hematology, oncology and immunology. Driven by passion to make a meaningful impact on patients’ lives, Baxalta’s broad and diverse pipeline includes biologics with novel mechanisms and advanced technology platforms such as gene therapy. The Baxalta Global Innovation and R&D Center is located in Cambridge, Massachusetts. Launched in 2015 following separation from Baxter International Inc., Baxalta’s heritage in biopharmaceuticals spans decades. Baxalta’s therapies are available in more than 100 countries and it has advanced biological manufacturing operations across 12 facilities, including state-of-the-art recombinant production and plasma fractionation. Headquartered in Northern Illinois, Baxalta employs 16,000 employees worldwide.

Forward-Looking Statements

This release includes forward-looking statements concerning Baxalta’s financial results, business prospects including new product revenue expectations through 2020 and 2025, R&D pipeline including regulatory actions and commercial launch events, business development activities and other growth strategies, and outlook for 2015 and 2016. Such statements are made of the date that they were first issued and are based on current expectations, beliefs and

Baxalta — Page 6

assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Baxalta’s control and which could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the following: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand and the pricing of plasma-based therapies; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing or supply difficulties; the ability to successfully achieve the intended results of the spin-off from Baxter International Inc.; the ability to enforce owned or in-licensed patents, or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income, including income earned outside the United States; actions by tax authorities in connection with ongoing tax audits; breaches or failures of Baxalta’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of Baxalta’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; future actions that may be taken by Shire plc in furtherance of its unsolicited proposal; and other risks identified in Baxalta’s registration statement on Form 10 and other Securities and Exchange Commission filings, all of which are available on Baxalta’s website. Baxalta expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

References

1.	Gill JC, et al. Hemostatic efficacy, safety and pharmacokinetics of a recombinant von Willebrand factor in severe von Willebrand disease. Blood. 2015
2.	Turecek PL, Mitterer A, Matthiessen HP, et al. Development of a plasma- and albumin-free recombinant von Willebrand factor. Hamostaseologie. 2009;29 (Suppl 1):32-38.

###

Baxalta Investor Relations

Mary Kay Ladone, +1-224-948-3371, mary.kay.ladone@baxalta.com

Lorna Williams, +1-224-948-3511, lorna.williams@baxalta.com

Baxalta Media Relations

Geoffrey Mogilner, +1-224-940-8619, geoffrey.mogilner@baxalta.com

Baxalta — Page 7

Exhibit 99.1

BAXALTA INCORPORATED

GAAP Product Category Sales by U.S. and International

Three and Nine Months Ended September 30, 2015 and 2014

(unaudited)

($ in millions)

The below information presents Baxalta’s product category net sales on a GAAP basis by U.S. and International. Refer to the following page for product category net sales on a pro forma basis.

	Q3 2015			Q3 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 337	$ 390	$ 727	$ 318	$ 437	$ 755	6%	(11%)	(4%)	6%	7%	7%
Inhibitor Therapies	78	130	208	55	132	187	42%	(2%)	11%	42%	14%	22%
Hematology	$ 415	$ 520	$ 935	$ 373	$ 569	$ 942	11%	(9%)	(1%)	11%	9%	10%
Immunoglobulin Therapies	334	101	435	305	102	407	10%	(1%)	7%	10%	19%	12%
BioTherapeutics	64	127	191	60	79	139	7%	61%	37%	7%	81%	49%
Immunology	$ 398	$ 228	$ 626	$ 365	$ 181	$ 546	9%	26%	15%	9%	46%	21%
Oncology	$ 28	$ 6	$ 34	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Total Baxalta	$ 841	$ 754	$1,595	$ 738	$ 750	$1,488	14%	1%	7%	14%	19%	16%

	YTD 2015			YTD 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 964	$1,076	$2,040	$ 938	$1,212	$2,150	3%	(11%)	(5%)	3%	5%	4%
Inhibitor Therapies	210	347	557	151	372	523	39%	(7%)	7%	39%	9%	17%
Hematology	$1,174	$1,423	$2,597	$1,089	$1,584	$2,673	8%	(10%)	(3%)	8%	6%	7%
Immunoglobulin Therapies	980	297	1,277	906	292	1,198	8%	2%	7%	8%	21%	11%
BioTherapeutics	189	288	477	182	216	398	4%	33%	20%	4%	48%	28%
Immunology	$1,169	$ 585	$1,754	$1,088	$ 508	$1,596	7%	15%	10%	7%	32%	15%
Oncology	$ 28	$ 6	$ 34	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Total Baxalta	$2,371	$2,014	$4,385	$2,177	$2,092	$4,269	9%	(4%)	3%	9%	13%	11%

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BAXALTA INCORPORATED

Pro Forma Product Category Sales by U.S. and International

Three and Nine Months Ended September 30, 2015 and 2014

(unaudited)

($ in millions)

The below information presents Baxalta’s product category net sales on a pro forma basis by U.S. and International. A reconciliation to GAAP net sales and a description of the pro forma adjustment is also included below.

	Q3 2015			Q3 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 337	$ 390	$ 727	$ 318	$ 437	$ 755	6%	(11%)	(4%)	6%	7%	7%
Inhibitor Therapies	78	130	208	55	132	187	42%	(2%)	11%	42%	14%	22%
Hematology	$ 415	$ 520	$ 935	$ 373	$ 569	$ 942	11%	(9%)	(1%)	11%	9%	10%
Immunoglobulin Therapies	334	101	435	305	102	407	10%	(1%)	7%	10%	19%	12%
Pro Forma BioTherapeutics [1]	64	127	191	60	121	181	7%	5%	6%	7%	18%	14%
Pro Forma Immunology	$ 398	$ 228	$ 626	$ 365	$ 223	$ 588	9%	2%	6%	9%	18%	13%
Oncology	$ 28	$ 6	$ 34	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Pro Forma Total Baxalta	$ 841	$ 754	$1,595	$ 738	$ 792	$1,530	14%	(5%)	4%	14%	12%	13%

	YTD 2015			YTD 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 964	$1,076	$2,040	$ 938	$1,212	$2,150	3%	(11%)	(5%)	3%	5%	4%
Inhibitor Therapies	210	347	557	151	372	523	39%	(7%)	7%	39%	9%	17%
Hematology	$1,174	$1,423	$2,597	$1,089	$1,584	$2,673	8%	(10%)	(3%)	8%	6%	7%
Immunoglobulin Therapies	980	297	1,277	906	292	1,198	8%	2%	7%	8%	21%	11%
Pro Forma BioTherapeutics [1]	189	370	559	182	339	521	4%	9%	7%	4%	18%	13%
Pro Forma Immunology	$1,169	$ 667	$1,836	$1,088	$ 631	$1,719	7%	6%	7%	7%	19%	12%
Oncology	$ 28	$ 6	$ 34	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Pro Forma Total Baxalta	$2,371	$2,096	$4,467	$2,177	$2,215	$4,392	9%	(5%)	2%	9%	10%	10%

Pro Forma Net Sales Reconciliations
	Q3 2015			Q3 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

BioTherapeutics	$ 64	$ 127	$ 191	$ 60	$ 79	$ 139	7%	61%	37%	7%	81%	49%
Pro forma MSA revenue [1]	—	—	—	—	42	42
Pro Forma BioTherapeutics	$ 64	$ 127	$ 191	$ 60	$ 121	$ 181	7%	5%	6%	7%	18%	14%

	YTD 2015			YTD 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

BioTherapeutics	$ 189	$ 288	$ 477	$ 182	$ 216	$ 398	4%	33%	20%	4%	48%	28%
Pro forma MSA revenue [1]	—	82	82	—	123	123
Pro Forma BioTherapeutics	$ 189	$ 370	$ 559	$ 182	$ 339	$ 521	4%	9%	7%	4%	18%	13%

[1]

In connection with the company’s separation from Baxter International Inc. (Baxter) on July 1, 2015, the company and Baxter entered into a manufacturing and supply agreement whereby Baxalta manufactures and sells certain products to Baxter. The pro forma net sales figures assume that the manufacturing and supply agreement was in effect in periods prior to the separation. Net sales related to the manufacturing and supply agreement with Baxter are reported in the company’s GAAP net sales figures in periods following the separation and were $35 million during the three months ended September 30, 2015.

Baxalta — Page 9

BAXALTA INCORPORATED

Consolidated and Combined Statements of Income A

Three and Nine Months Ended September 30, 2015 and 2014

(unaudited)

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

NET SALES	$ 1,595	$ 1,488	$ 4,385	$ 4,269

COST OF SALES	633	614	1,705	1,772

GROSS MARGIN	962	874	2,680	2,497

% of Net Sales	60.3%	58.7%	61.1%	58.5%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	378	278	984	742
% of Net Sales	23.7%	18.7%	22.4%	17.4%

RESEARCH AND DEVELOPMENT EXPENSES	286	310	682	639
% of Net Sales	17.9%	20.8%	15.6%	15.0%

NET INTEREST EXPENSE	23	—	26	—

OTHER INCOME, NET	(79)	(23)	(87)	(16)

PRE-TAX INCOME FROM CONTINUING OPERATIONS	354	309	1,075	1,132

INCOME TAX EXPENSE	73	84	248	280

% of Pre-Tax Income from Continuing Operations	20.6%	27.2%	23.1%	24.7%

NET INCOME FROM CONTINUING OPERATIONS	281	225	827	852

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX B	28	21	34	122

NET INCOME	$ 309	$ 246	$ 861	$ 974

BASIC EPS FROM CONTINUING OPERATIONS	$ 0.42	$ 0.33	$ 1.22	$ 1.26

DILUTED EPS FROM CONTINUING OPERATIONS	$ 0.41	$ 0.33	$ 1.21	$ 1.25

BASIC EPS FROM DISCONTINUED OPERATIONS	$ 0.04	$ 0.03	$ 0.05	$ 0.18

DILUTED EPS FROM DISCONTINUED OPERATIONS	$ 0.04	$ 0.03	$ 0.05	$ 0.18

BASIC EPS	$ 0.46	$ 0.36	$ 1.27	$ 1.44

DILUTED EPS	$ 0.45	$ 0.36	$ 1.26	$ 1.43

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING C
Basic	677	676	677	676
Diluted	683	681	682	681

Pro Forma and Non-GAAP Measures D

PRO FORMA NET SALES	$ 1,595	$ 1,530	$ 4,467	$ 4,392

ADJUSTED PRO FORMA OPERATING INCOME	$ 498	$ 500	$ 1,424	$ 1,414

ADJUSTED PRO FORMA EBITDA	$ 548	$ 549	$ 1,577	$ 1,559

ADJUSTED PRO FORMA NET INCOME	$ 385	$ 396	$ 1,035	$ 1,179

ADJUSTED PRO FORMA DILUTED EPS	$ 0.56	$ 0.58	$ 1.52	$ 1.73

A	Consolidated and combined statements of income presented in accordance with generally accepted accounting principles (GAAP) unless otherwise noted.

B	Operating results and gain from the sale of the company’s vaccines business are classified as discontinued operations for all periods presented.

C

On July 1, 2015 Baxter distributed approximately 544 million shares of Baxalta Incorporated (Baxalta) common stock and retained an additional 132 million shares. The computation of basic weighted-average shares outstanding for periods prior to the separation was calculated using the shares distributed and the shares retained by Baxter on July 1, 2015. The diluted weighted-average number of shares outstanding for periods prior to the separation include the dilutive effect of common share equivalents for employee equity awards outstanding as of July 1, 2015.

D	Refer to pages 11 through 13 for reconciliations of GAAP to pro forma and non-GAAP measures.

Baxalta — Page 10

BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three and Nine Months Ended September 30, 2015 and 2014

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures

(unaudited)

($ in millions)

Below are reconciliations of Adjusted Pro Forma Operating Income, Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Diluted Earnings per Share to their most directly comparable GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Adjusted Pro Forma Operating Income and Adjusted Pro Forma EBITDA

Pre-tax Income from Continuing Operations - GAAP	$ 354	$ 309	$ 1,075	$ 1,132

Pro forma adjustments[1]	—	(36)	(63)	(107)

Special item adjustments[1]	140	203	322	308

Adjusted Pro Forma Pre-tax Income	$ 494	$ 476	$ 1,334	$ 1,333

Remove: Net interest expense	23	47	117	141
Remove: Other income, net	(19)	(23)	(27)	(60)

Adjusted Pro Forma Operating Income	$ 498	$ 500	$ 1,424	$ 1,414
% of Pro Forma Net Sales	31.2%	32.7%	31.9%	32.2%

Remove: Depreciation expense	50	49	153	145

Adjusted Pro Forma EBITDA	$ 548	$ 549	$ 1,577	$ 1,559
% of Pro Forma Net Sales	34.4%	35.9%	35.3%	35.5%

Adjusted Pro Forma Net Income

Net Income - GAAP	$ 309	$ 246	$ 861	$ 974

Pro Forma Adjustments

Pre-tax pro forma adjustments[1]	—	(36)	(63)	(107)
Impact of pro forma adjustments on income tax expense	—	15	24	46

Special Item Adjustments

Pre-tax special item adjustments[1]	140	203	322	308
Impact of special item adjustments on income tax expense	(36)	(37)	(76)	(55)
Income from discontinued operations special item adjustments, net of tax	(28)	5	(33)	13

Adjusted Pro Forma Net Income	$ 385	$ 396	$ 1,035	$ 1,179

Adjusted Pro Forma Diluted EPS

Diluted EPS - GAAP	$ 0.45	$ 0.36	$ 1.26	$ 1.43

Pro Forma Adjustments

Impact of pro forma adjustments on diluted EPS	—	(0.03)	(0.05)	(0.09)

Special Item Adjustments

Impact of special item adjustments on diluted EPS	0.11	0.25	0.31	0.39

Adjusted Pro Forma Diluted EPS	$ 0.56	$ 0.58	$ 1.52	$ 1.73

[1]	Refer to pages 12 and 13 for descriptions of pro forma and special item adjustments and the impacted statement of income line items.

Baxalta — Page 11

BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three and Nine Months Ended September 30, 2015 and 2014

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures (continued)

(unaudited)

($ in millions)

The company’s pro forma and special item adjustments by statement of income line item are listed below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net Sales - GAAP	$ 1,595	$ 1,488	$ 4,385	$ 4,269
Pro forma adjustments
Manufacturing and supply arrangements with Baxter[1]	—	42	82	123
Pro Forma Net Sales	$ 1,595	$ 1,530	$ 4,467	$ 4,392

Gross Margin - GAAP	$ 962	$ 874	$ 2,680	$ 2,497
Pro forma adjustments
Pension expense[2]	—	4	8	12
Depreciation expense[3]	—	(2)	(1)	(6)
Manufacturing and supply arrangements with Baxter[1]	—	—	(1)	1
Pro Forma Gross Margin	$ 962	$ 876	$ 2,686	$ 2,504
Special item adjustments
Intangible asset amortization expense[6]	19	3	35	10
Separation costs[7]	6	—	7	—
Adjusted Pro Forma Gross Margin	$ 987	$ 879	$ 2,728	$ 2,514
% of Pro Forma Net Sales	61.9%	57.5%	61.1%	57.2%

Selling, General and Administrative Expenses - GAAP	$ 378	$ 278	$ 984	$ 742
Pro forma adjustments
Pension expense[2]	—	(4)	(12)	(12)
Depreciation expense[3]	—	1	2	2
Supply chain TSA[4]	—	(5)	(10)	(15)
Pro Forma Selling, General and Administrative Expenses	$ 378	$ 270	$ 964	$ 717
Special item adjustments
Separation costs[7]	(49)	(10)	(119)	(11)
Business optimization items[8]	—	(4)	(2)	(3)
Business development items[9]	(16)	—	(16)	—
Branded Prescription Drug Fee[10]	—	(26)	—	(26)
Plasma related litigation[11]	—	—	—	10
Adjusted Pro Forma Selling, General and Administrative Expenses	$ 313	$ 230	$ 827	$ 687
% of Pro Forma Net Sales	19.6%	15.0%	18.5%	15.6%

Research and Development Expenses - GAAP	$ 286	$ 310	$ 682	$ 639
Pro forma adjustments
Pension expense[2]	—	(1)	(2)	(2)
Pro Forma Research and Development Expenses	$ 286	$ 309	$ 680	$ 637
Special item adjustments
Separation costs[7]	(1)	—	(13)	—
Business optimization items[8]	—	(22)	6	(26)
Upfront and milestone payments to collaboration partners[12]	(15)	(138)	(102)	(198)
IPR&D and other impairment charges[13]	(94)	—	(94)	—
Adjusted Pro Forma Research and Development Expenses	$ 176	$ 149	$ 477	$ 413
% of Pro Forma Net Sales	11.0%	9.7%	10.7%	9.4%

Net Interest Expense - GAAP	$ 23	$ —	$ 26	$ —
Pro forma adjustments
Interest expense[5]	—	47	91	141
Pro Forma Net Interest Expense	$ 23	$ 47	$ 117	$ 141

Other Income, Net - GAAP	$ (79)	$ (23)	$ (87)	$ (16)
Special item adjustments
Business development items[9]	(1)	—	(1)	—
Change in fair value of contingent payment liabilities[14]	61	—	61	(44)
Adjusted Other Income, Net	$ (19)	$ (23)	$ (27)	$ (60)

Refer to page 13 for tickmark explanations

Baxalta — Page 12

BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three and Nine Months Ended September 30, 2015 and 2014

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures (continued)

(unaudited)

($ in millions)

The company’s pro forma and special item adjustments by statement of income line item are listed below (continued):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Pre-Tax Income - GAAP	$ 354	$ 309	$ 1,075	$ 1,132
Impact of pro forma adjustments	—	(36)	(63)	(107)
Impact of special item adjustments	140	203	322	308
Adjusted Pro Forma Pre-Tax Income	$ 494	$ 476	$ 1,334	$ 1,333

Income Tax Expense - GAAP	$ 73	$ 84	$ 248	$ 280
Impact of pro forma adjustments	—	(15)	(24)	(46)
Impact of special item adjustments	36	37	76	55
Adjusted Pro Forma Income Tax Expense	$ 109	$ 106	$ 300	$ 289
% of Adjusted Pro Forma Pre-tax Income from Continuing Operations	22.1%	22.3%	22.5%	21.7%

Income from Discontinued Operations	$ 28	$ 21	$ 34	$ 122
Impact of special item adjustments on discontinued operations [15]	(28)	5	(33)	13
Adjusted Pro Forma Income from Discontinued Operations	$ —	$ 26	$ 1	$ 135

Description of pro forma adjustments:

The pro forma adjustments impact periods prior to the July 1, 2015 separation of Baxalta from Baxter and illustrate the financial impacts of the separation and the related transactions described below. The pro forma adjustments give effect to the separation and related transactions described below as if they had occurred as of January 1, 2014. The pro forma adjustments are for informational purposes only and do not purport to represent what Baxalta’s results of operations actually would have been had the separation and related transactions occurred on the dates indicated, or to project Baxalta’s financial performance for any future period.

(1)	Reflects the effect of the manufacturing and supply agreement that Baxalta and Baxter entered into in connection with the separation. The net sales adjustment reflects additional sales that Baxalta would have recorded in periods prior to the separation for products manufactured and sold to Baxter. The cost of sales adjustment reflects the impact of costs incurred to manufacture these products as well as incremental costs that Baxalta would have recorded for purchases of other products from Baxter under the manufacturing and supply agreement.

(2)	Reflects a reduction in operating expenses related to the impact of net retirement obligations transferred to Baxalta as part of the separation.

(3)	Reflects a net increase in depreciation expense related to certain assets transferred to Baxalta pursuant to the separation agreement that were not included in the company’s historical financial statements.

(4)	Reflects a reduction in selling, general and administrative expenses for the difference in costs to be incurred by Baxalta for certain supply chain services to be provided by Baxter under terms of the transition services agreement.

(5)	Reflects interest expense associated with approximately $5 billion of debt issued by Baxalta in advance of the separation. The pro forma adjustment does not include an estimate of the portion that may have been capitalized.

Description of special item adjustments

(6)	The company’s GAAP results included intangible asset amortization expense for each period presented, including amortization of an inventory fair value step-up during the three months ended September 30, 2015 related to the acquisition of the ONCASPAR leukemia portfolio from Sigma-Tau Finanziaria S.p.A. (ONCASPAR).

(7)	The company’s GAAP results were impacted by costs incurred to separate from Baxter and establish Baxalta as an independent, standalone public company.

(8)	The company’s GAAP results were impacted by costs, and favorable adjustments to previously estimated costs, associated with the company’s execution of certain strategies to optimize its organizational structure.

(9)	The company’s GAAP results included costs associated with the acquisition of ONCASPAR, which primarily consisted of legal fees and other transaction costs.

(10)	The company’s GAAP results included a charge to account for an additional year of the Branded Prescription Drug Fee in accordance with final regulations issued by the Internal Revenue Service.

(11)	The company’s GAAP results included a benefit associated with the reversal of a portion of a legal charge following the settlement of class-action litigation associated with pricing of plasma-derived therapies.

(12)	The company’s GAAP results included R&D charges associated with upfront payments to collaboration partners and payments to collaboration partners upon the achievement of development milestones.

(13)	The company’s GAAP results included an impairment charge resulting from a decrease in the fair value of IPR&D acquired in a previously completed business combination and other impairment charges associated with property, plant and equipment used for research and development activities.

(14)	The company’s GAAP results were impacted by gains and losses resulting from decreases and increases in the fair value of contingent payment liabilities associated with previously completed business combinations.

(15)	The company’s GAAP results were impacted by gains from the sale of discontinued operations, as well as amortization expense and business optimization charges associated with discontinued operations.

For more information on the company’s use of non-GAAP financial measures in this release, please see the company’s Current Report on Form 8-K filed with the SEC on the date of this release.

Baxalta — Page 13